Exhibit 99.1

BioCardia Announces United States Patent Issuance on Morph DNA Multi-Directional Steerable Catheter Transseptal Application

Sunnyvale, Calif. – July 17, 2024 - BioCardia, Inc. [Nasdaq: BCDA], a company focused on cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases today announces that the Unites States Patent Office has granted Patent No: 12,036,371 titled “Method of Accessing the Left Atrium with a Multi-Directional Steerable Catheter,” with a patent term that will expire in 2035.

The present invention relates to medical methods for transseptal access to the heart using steerable introducers based on the Company’s Morph DNA technology. This additional patent protection for BioCardia’s current and future products in this important existing market enhances shareholder value.

Procedures that leverage transseptal delivery include atrial fibrillation ablation, patent foramen ovale (PFO) and atrial septal defect (ASD) repair, percutaneous mitral valve repair, left atrial appendage closure, and percutaneous left ventricular assist device placement, among others. Worldwide revenue from the transseptal access systems market was $941.3 million in 2022, with the global market estimated to expand at a Compound Annual Growth Rate of 7.3%, reaching $2.1 billion by the end of 2033(1).

Morph DNA designs enable the tensioning elements in the catheter to rotate around the catheter shaft, allowing consistent catheter performance in any direction. The DNA name reflects this design, as these tensioning elements appear as a double helix like that in a strand of DNA. This design is intended to enable smooth navigation and prevent “whip,” when the build-up of mechanical forces in the device causes a catheter to suddenly jump from one orientation to another.

“All of the biotherapeutic interventions we support for treatment of heart failure, refractory angina, and acute myocardial infarction going forward are expected to utilize this same introducer technology platform,” said Peter Altman, PhD, BioCardia’s President and Chief Executive Officer. “This is an elegant solution to a long-standing technical issue. The solution enhances the level of physician control in our procedures, and BioCardia is working to provide or partner this solution for the roughly five hundred thousand transseptal procedures performed in the United States each year, and for other vascular access markets that can benefit from the advantages our patented solution provides.”

About BioCardia®

BioCardia, Inc., headquartered in Sunnyvale, California, is developing cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP® autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms with three clinical stage product candidates in development. These therapies are enabled by its Helix biotherapeutic delivery and Morph vascular navigation product platforms.

For more information visit:  www.BioCardia.com.

Forward Looking Statements:

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to the Company’s investigational product candidates, the advantages of the Morph DNA design, and the potential transseptal access delivery vascular market for the Morph DNA steerable introducer product Family. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 27, 2024, under the caption titled “Risk Factors” And in its subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

(1)	Persistence Market Research (2022). “Transseptal Access Systems Market Outlook (2023-2033).” New York, NY. Persistence Market Research Pvt. Ltd.

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Media Contact:
Miranda Peto, Marketing / Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120